Exhibit 99.1
DTE Energy closes year with strong financial results; well-positioned for 2023

•Announced plan to accelerate progress toward a clean energy future
•Improved electric reliability across service area
•Achieved significant growth of voluntary renewable energy program
•Retired two coal plants
•Placed Blue Water Energy Center into commercial operation
•Led the region in customer satisfaction
•Reaffirmed position as a leader in providing a great workplace
•Worked with state leaders to attract new business and jobs to Michigan

DETROIT, February 23, 2023 – Ending a year focused on delivering cleaner energy, excellent customer service and a rewarding workplace experience, DTE Energy (NYSE:DTE) today reported 2022 earnings for the year of $1.1 billion, or $5.52 per diluted share, compared with $907 million, or $4.67 per diluted share in 2021.

2022 operating earnings for the year were $1.2 billion, or $6.10 per diluted share, compared with 2021 operating earnings of $1.2 billion, or $5.99 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.

“This year we accelerated our clean energy journey, improved our infrastructure and continued to provide a diverse and engaging workplace,” Jerry Norcia, DTE Energy chairman, president, and CEO, said. “We are well-positioned to continue building a brighter future for our customers, communities and our employees in 2023.”

Norcia noted the following accomplishments:

•Released Integrated Resource Plan, accelerating carbon reductions from energy generation: Unveiled the CleanVision plan, a 20-year proposal that accelerates its carbon reduction goals while supporting a grid that is reliable, affordable and built for the needs of the future. This includes a $9 billion investment over 10 years, supporting Michigan jobs while reducing emissions and improving infrastructure.

•Reduced electric power interruptions: Investment of more than $1 billion in the electric grid resulted in 21% fewer power interruptions across its service territory in 2022 compared to 2021.

•Achieved significant growth of voluntary renewable energy program: Corporate leaders Ford and Stellantis together will add more than 1,000 megawatts of renewable energy to their automotive operations by partnering with MIGreenPower, marking two of the largest renewable energy purchases ever made in the U.S. from a utility. Coupled with 85,000 residential enrollees, the MIGreenPower program, where customers can attribute up to 100% of electricity usage to renewable energy, is on pace to avoid as many as three million tons of carbon dioxide emissions annually, helping create a cleaner future for all.

•Retired coal plants bringing DTE closer to a carbon-free future: Closure of the Trenton Channel and St. Clair coal plants was a milestone in DTE’s efforts to reach net zero carbon emissions, with nearly one-third of electricity generated by the electric company now coming from carbon-free sources.

•Placed Blue Water Energy Center into commercial operation: Completed on time and on budget, the natural gas-powered plant provides cleaner, reliable, affordable electricity for 850,000 homes and is a significant step in reducing carbon emissions. The power plant generates electricity 24/7, supporting the expansion of renewable energy.

•Led the region in gas customer satisfaction: Proving for the third consecutive year that DTE’s method of buying natural gas when prices are at their lowest and selling it to our customers at cost is the best way to do business, J.D. Power named DTE the leader in price satisfaction for the Midwest in their Gas Utility Residential Customer Satisfaction Study.

•Earned numerous honors as a great place to work including:
◦Gallup Great Workplace for 10th consecutive year placing DTE in the top 4% of companies globally
◦Top 10 Michigan-based companies included in Forbes' 2022 America’s Best Employer rankings
◦Forbes’ Top 200 nationally for Best Employers for Women
◦Best Corporation for Women’s Business Enterprises by the Women’s Business Enterprise National Council
◦Best Employers Excellence and Health and Well-Being award from the Business Group on Health
•Ranked as one of the country's top corporate citizens by Points of Light: Marking the fifth consecutive year earning this high distinction, DTE was named to the Civic 50 – the Top 50 companies nationwide in corporate citizenship – by Points of Light, the world's largest organization dedicated to volunteer service. DTE was also recognized as the leading utility sector company nationally.

•Earned 2022 Energy Star Excellence in Energy Efficiency award: This award is the highest level of Environmental Protection Agency recognition, honoring corporate energy management programs that demonstrate organization-wide savings, best practices and the benefits of ENERGY STAR.
•Attracted new business with Our Next Energy Inc. (ONE): With pioneering technology, U.S.-based ONE announced new battery operations will be located in Van Buren Township, Michigan bringing 2,000 jobs to the area. Attracted in part by DTE’s large industrial electric rate, ONE will bring high-capacity battery storage systems that will connect to the electric grid. As an EV battery supplier, ONE will continue to drive Michigan’s leadership in zero-emission vehicles.

•Supported job creation with Michigan businesses: Invested $2.5 billion in 2022 with Michigan businesses, creating and sustaining more than 11,000 jobs across the state. The company has invested nearly $18 billion with Michigan-based vendors since 2010, creating and sustaining 65,000 Michigan jobs.

•Launched the Detroit Tree Equity Partnership (DTEP): Spearheaded a joint effort by the City of Detroit, American Forests, the Erb Foundation and the White House in the Detroit Tree Equity Partnership. The DTEP is an ambitious program that aims to equitably build Detroit’s tree canopy through the targeted planting of tens of thousands of trees over the next five years, cooling urban heat zones while providing beauty and improved air quality. The program also will hire and train hundreds of Detroiters to plant and maintain the trees.

Outlook for 2023

DTE Energy confirms 2023 operating EPS guidance of $6.09 - $6.40.

“DTE delivered strong financial results in 2022,” David Ruud, DTE senior vice president and CFO, said. “The company successfully met its financial goals while providing reliable, affordable service for our customers. We are well positioned to meet our financial goals in 2023 and over the longer-term.”

This earnings announcement and presentation slides are available at dteenergy.com/investors.

The company will conduct a conference call to discuss earnings results at 9:00 a.m. ET. Investors, the news media and the public may listen to a live internet broadcast of the call at dteenergy.com/investors. The telephone dial-in numbers in the U.S. and Canada are toll free: (888) 510-2008 or international: (646) 960-0306. The passcode is 4987588. The webcast will be archived on the DTE website at dteenergy.com/investors. An audio replay of the call will be available from noon today to noon Saturday, March 25, 2023. To access the replay, dial U.S. and Canada toll free (800) 770-2030 or international toll (647) 362-9199 and enter the passcode 4987588.

About DTE Energy
DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric company serving 2.3 million customers in Southeast Michigan and a natural gas company serving 1.3 million customers in Michigan. The DTE portfolio includes energy businesses focused on custom energy solutions, renewable energy generation, and energy marketing and trading. Through our commitment to cleaner energy, DTE Electric plans to reduce CO2 emissions by 90% and DTE Gas will plan to reduce methane emissions by more than 80% by 2040 to produce cleaner energy while keeping it safe, reliable and affordable. DTE Electric and Gas aspire to achieve net zero carbon emissions by 2050. DTE is committed to serving with its energy through volunteerism, education and employment initiatives, philanthropy and economic progress. Information about DTE is available at dteenergy.com, empoweringmichigan.com, twitter.com/dte_energy and facebook.com/dteenergy.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Operating earnings is a non-GAAP measure and should be viewed as a supplement and not a substitute for reported earnings, which represents the company’s net income and the most comparable GAAP measure.

In this release, DTE Energy discusses 2023 operating earnings guidance. It is likely that certain items that impact the company's 2023 reported results will be excluded from operating results. Reconciliations to the comparable 2023 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e. future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

The information contained herein is as of the date of this document. DTE Energy expressly disclaims any current intention to update any contained in this document as a result of new information or future events or developments. Certain information presented herein includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, and businesses of DTE Energy. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to numerous assumptions, risks and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated, or budgeted.

Many factors may impact forward-looking statements including, but not limited to, the following: the impact of regulation by the EPA, the EGLE, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC and CARB, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in DTE Energy’s geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; the operational failure of electric or gas distribution systems or infrastructure; impact of volatility in prices in the international steel markets and in prices of environmental attributes generated from renewable natural gas investments on the operations of DTE Vantage; the risk of a major safety incident; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; the cost of protecting assets and customer data against, or damage due to, cyber incidents and terrorism; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; volatility in commodity markets, deviations in weather and related risks impacting the results of DTE Energy’s energy trading operations; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; advances in technology that produce power, store power or reduce power consumption; changes in the financial condition of significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; impacts of inflation and the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena, including climate change, on operations and sales to customers, and purchases from suppliers; unplanned outages at our generation plants; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; successful execution of new business development and future growth plans; contract disputes, binding arbitration, litigation, and related appeals; the ability of the electric and gas utilities to achieve net zero emissions goals; and the risks discussed in DTE Energy’s public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

For more information, members of the media may contact:
Pete Ternes: 313.235.5555

For further information, analysts may call:
Barbara Tuckfield, DTE Energy, 313.235.1018
John Dermody, DTE Energy, 313.235.8750

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended December 31,
	2022					2021
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings
	(In millions)
DTE Electric	$206	$8	A	$(3)	$211	$76	$—		$—	$76

DTE Gas	93	—		—	93	68	—		—	68

Non-utility operations
DTE Vantage	24	1	B	—	25	53	(17)	E	5	41

Energy Trading	(12)	(9)	C	2	(18)	90	(115)	C	29	4
		2	B	(1)

Non-utility operations	12	(6)		1	7	143	(132)		34	45

Corporate and Other	(46)	(10)	B	3	(45)	14	—		—	14
		11	D	(3)

Continuing Operations	265	3		(2)	266	301	(132)		34	203

Discontinued Operations	—	—		—	—	5	(5)	F	—	—

Net Income Attributable to DTE Energy Company	$265	$3		$(2)	$266	$306	$(137)		$34	$203

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) MPSC disallowance of certain capital project costs previously recorded — recorded in Operating Expenses — Asset (gains) losses and impairments, net
B) (Gain) loss on sale of assets — recorded in Operating Expenses — Asset (gains) losses and impairments, net
C) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility
D) One-time benefit expenses — recorded in Other (Income) and Deductions — Non-operating retirement benefits, net
E) Reversal of deferred revenue upon terminating a supply contract with a steel industry customer and settling all outstanding claims — recorded in Operating Revenues — Non-utility operations
F) Discontinued operations of DT Midstream, including transactions costs related to the separation and tax-related adjustments

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Three Months Ended December 31,
	2022					2021
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings

DTE Electric	$1.01	$0.04	A	$(0.02)	$1.03	$0.39	$—		$—	$0.39

DTE Gas	0.47	—		—	0.47	0.35	—		—	0.35

Non-utility operations
DTE Vantage	0.12	0.01	B	—	0.13	0.28	(0.09)	E	0.03	0.22

Energy Trading	(0.05)	(0.05)	C	0.01	(0.09)	0.46	(0.59)	C	0.15	0.02
		0.01	B	(0.01)

Non-utility operations	0.07	(0.03)		—	0.04	0.74	(0.68)		0.18	0.24

Corporate and Other	(0.24)	(0.05)	B	0.02	(0.23)	0.07	—		—	0.07
		0.06	D	(0.02)

Continuing Operations	1.31	0.02		(0.02)	1.31	1.55	(0.68)		0.18	1.05

Discontinued Operations	—	—		—	—	0.02	(0.02)	F	—	—

Net Income Attributable to DTE Energy Company	$1.31	$0.02		$(0.02)	$1.31	$1.57	$(0.70)		$0.18	$1.05

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations.

Adjustments key — see previous page

DTE Energy Company
Segment Net Income (Unaudited)

	Twelve Months Ended December 31,
	2022					2021
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings
	(In millions)
DTE Electric	$956	$8	A	$(3)	$961	$864	$—		$—		$864

DTE Gas	272	—		—	272	214	—		—		214

Non-utility operations
DTE Vantage	92	1	B	—	93	168	27	E	(7)		176
							(17)	F	5

Energy Trading	(92)	140	C	(35)	14	(83)	180	C	(45)		52
		2	B	(1)

Non-utility operations	—	143		(36)	107	85	190		(47)		228

Corporate and Other	(145)	(10)	B	3	(144)	(367)	—		8	G	(145)
		11	D	(3)			7	H	6
							376	I	(90)
							—		(85)	J

Continuing Operations	1,083	152		(39)	1,196	796	573		(208)		1,161

Discontinued Operations	—	—		—	—	111	(111)	K	—		—

Net Income Attributable to DTE Energy Company	$1,083	$152		$(39)	$1,196	$907	$462		$(208)		$1,161

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) MPSC disallowance of certain capital project costs previously recorded — recorded in Operating Expenses — Asset (gains) losses and impairments, net
B) (Gain) loss on sale of assets — recorded in Operating Expenses — Asset (gains) losses and impairments, net
C) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility
D) One-time benefit expenses — recorded in Other (Income) and Deductions — Non-operating retirement benefits, net
E) Impairment of long-lived assets for the anticipated closure of a pulverized coal facility — recorded in Operating Expenses — Assets (gains) losses and impairments, net
F) Reversal of deferred revenue upon terminating a supply contract with a steel industry customer and settling all outstanding claims — recorded in Operating Revenues — Non-utility operations
G) Adjustment to Income Tax Expense due to a tax law change in West Virginia
H) One-time expenses resulting from the separation of DT Midstream other than direct transaction costs — recorded in Other (Income) and Deductions — Interest Expense and Income Tax Expense
I) Premiums and other costs incurred to early retire long-term debt, using proceeds from DT Midstream's repayment of short-term borrowings and one-time special dividend — recorded in Other (Income) and Deductions — Loss on extinguishment of debt
J) State tax benefit resulting from the remeasurement of deferred taxes following the separation of DT Midstream — recorded in Income Tax Expense
K) Discontinued operations of DT Midstream, including transactions costs related to the separation and tax-related adjustments

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Twelve Months Ended December 31,
	2022					2021
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings

DTE Electric	$4.88	$0.04	A	$(0.02)	$4.90	$4.46	$—		$—		$4.46

DTE Gas	1.39	—		—	1.39	1.10	—		—		1.10

Non-utility operations
DTE Vantage	0.47	0.01	B	—	0.48	0.87	0.14	E	(0.04)		0.91
		—		—			(0.09)	F	0.03

Energy Trading	(0.47)	0.72	C	(0.18)	0.07	(0.43)	0.93	C	(0.23)		0.27
		0.01	B	(0.01)

Non-utility operations	—	0.74		(0.19)	0.55	0.44	0.98		(0.24)		1.18

Corporate and Other	(0.75)	(0.05)	B	0.02	(0.74)	(1.90)	—		0.04	G	(0.75)
		0.06	D	(0.02)			0.04	H	0.03
							1.94	I	(0.46)
							—		(0.44)	J

Continuing Operations	5.52	0.79		(0.21)	6.10	4.10	2.96		(1.07)		5.99

Discontinued Operations	—	—		—	—	0.57	(0.57)	K	—		—

Net Income Attributable to DTE Energy Company	$5.52	$0.79		$(0.21)	$6.10	$4.67	$2.39		$(1.07)		$5.99

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations.

Adjustments key — see previous page